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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 File No. 333-132291 of our report dated March 6, 2006, except as to the last paragraph of Note 20 which is as of May 31, 2006, relating to the combined financial statements of Verigy Ltd., a business segment of Agilent Technologies, Inc. which appears in such Amendment No. 6 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 6 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 7, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM